AGREEMENT OF PURCHASE AND SALE



        THIS AGREEMENT OF PURCHASE AND SALE is made as of this 7th day of October, 1997 between METEOR INDUSTRIEBETEILIGUNGSGESELLSCHAFT mbH, having an address of c/o TMW Realty Services, Inc., 5500 Interstate North Parkway, Suite 220, Atlanta, Georgia 30328-4662 Attn: Jeffrey L. Pittman (Telecopy Number (770) 951-9160) ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, having an address of 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202,
Attn: Robert L. Miller (Telecopy Number (904) 634-0618) ("Purchaser").


                                R E C I T A L S:

A. Seller is the owner of the Premises (as hereinafter defined) located in Jacksonville, Florida and commonly known as "Pinetree Plaza ".

B. Purchaser is desirous of purchasing from Seller the Premises and Seller is desirous of selling same to Purchaser upon the terms and conditions hereinafter set forth.
        NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged by Purchaser and Seller, the parties hereto, each intending to be legally bound, do hereby covenant and agree as follows:

1. Recitals. All of the recitals set forth above are true and accurate and are incorporated herein by reference.

2. Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein and in the Exhibits annexed hereto, the following terms shall have the following meanings, unless otherwise defined herein:

              Agreement: This Agreement of Purchase and Sale and any written amendments or modifications hereof duly executed by all of the parties hereto.

              Business Day: Any day of the year in which commercial banks are not required or authorized to close in Atlanta, Georgia.

              Effective Date: The date on which Seller and Purchaser have executed this Agreement, as evidenced by the date first above written.

              Existing Leases: All leases and other occupancy agreements in effect with respect to the Premises as of the Effective Date.

              Inspection Materials: Existing Leases, soils, engineering, structural and other reports relating to the current condition of the Premises, environmental audits and the results of any other studies, tests, investigations and inspections as well as any surveys, title policies, operating reports and other materials in the possession of Seller respecting the Premises, such materials to be delivered by Seller to Purchaser within ten (10) days after the Effective Date.

              Leases:  Collectively, the Existing Leases and the New Leases.

              New Leases: All extensions or modifications of Existing Leases and all new leases of portions of the Premises entered into after the Effective Date.

              Personal Property:  As such term is defined in Section 3 hereof.

              Premises:  As such term is defined in Section 3 hereof.

              Purchaser's Representatives: Collectively, Purchaser's employees, agents, directors, officers, affiliates, partners, brokers or other representatives, including, without limitation, contractors, engineers, appraisers, attorneys, accountants, consultants, financial advisors, investors and lenders.

              Seller:  As such term has been defined at the outset hereof.

              Seller's  Affiliates:   Collectively,   all  officers, directors,
employees, partners, principals, parents, subsidiaries and affiliates of Seller.

              Surviving Obligations:  Collectively:  (i) any indemnities and any other obligations under this Agreement on the part of Purchaser or Seller which are specifically stated to survive the termination of this Agreement, (ii) the delivery by Purchaser to Seller pursuant to Section 36 hereof of all Inspection Materials, and (iii) those costs, expenses, and payments specifically stated herein to be the responsibility of Purchaser or Seller, respectively, it being the intention of the parties that the parties shall nonetheless be and remain liable for their respective obligations under (i), (ii) and (iii) notwithstanding the termination of this Agreement for any reason.

              Winn-Dixie:  Winn-Dixie Stores, Inc., a Florida corporation.

              Winn-Dixie Lease: That certain Lease dated February 11, 1982 by and between Seller, as Landlord, and Winn-Dixie, as Tenant.

3. Sale and Purchase of Property. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, at the price and upon the terms, provisions and conditions set forth in this Agreement all those certain plots, pieces and parcels of land located in Jacksonville, Florida, as more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), together with (i) all buildings and other improvements situated on the Land (collectively, the "Buildings"), (ii) all right, title and interest of Seller in and to all easements, rights of way, reservations, privileges, appurtenances, and other estates pertaining to the Land and the Buildings, (iii) all right, title and interest of Seller, if any, in and to the fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, (collectively, the "Personal Property"), (iv) all oil, gas and mineral rights of Seller, if any, in and to the Land, (v) all right, title and interest of Seller, if any, in and to the trade name(s) of the Buildings, and (vi) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Land to the center line thereof, and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Buildings by reason of a change of grade of any street, road or avenue and (vii) all right, title and interest of Seller, if any, in and to the Leases (the Land, the Buildings and all of the foregoing items listed in clauses (i) - (vii) above being hereinafter sometimes collectively referred to as the "Premises").

4.      Purchase Price and Method of Payment of Purchase Price.
(a) Subject to adjustment in accordance with the terms and conditions of Section 7 hereof, the purchase price for the Premises is TWO MILLION FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,450,000.00) (the "Purchase Price").

The Purchase Price shall be paid as follows:

(1) Deposit: Within three (3) Business Days after the execution of this Agreement by Seller and Purchaser, Purchaser shall deliver to Chicago Title
Insurance Company, or other title insurance company mutually acceptable to Purchaser and Seller ("Escrow Agent"), in immediately available funds, the sum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) (the "Initial Deposit"). If Purchaser does not terminate this Agreement under Section 5 herein, on or before the third (3rd) Business Day following the last day of the Inspection Period Purchaser shall deposit with Escrow Agent additional good funds in the sum of SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00) (the "Additional Deposit"; the Initial Deposit and the Additional Deposit shall collectively be referred to herein as the "Deposit").

(2) The balance of the Purchase Price, after giving credit to Purchaser for the Deposit and any interest earned thereon, and after calculating the adjustments and prorations to be made in accordance with Section 7 hereof, shall be paid to Seller by Purchaser at Closing, by wire transfer of immediately available funds.
(b) The Deposit shall be held by Escrow Agent and deposited in an interest-bearing money market account under Federal Tax I.D. No. 59-3210155 for the mutual benefit of the parties hereto. Any interest earned on the Deposit shall be for the benefit of Purchaser unless the Deposit is paid to Seller as a result of the default of Purchaser or as otherwise provided hereunder, in which event all interest earned thereon shall be paid to Seller. The Initial Deposit, once paid, shall be refundable to Purchaser during the Inspection Period as set forth in Section 5 hereof. The Deposit, together with all interest earned thereon, shall be applied toward the Purchase Price at Closing. Upon the delivery of a Notice of Continuation (as defined in Section 5 herein) from Purchaser to Seller, the Deposit, and all interest earned thereon, shall be nonrefundable to Purchaser except as provided in Sections 8(e), 11, 14 and 15 hereof.

5.      Inspection and Due Diligence Period.

(a) During the period (the "Inspection Period") commencing with the Effective Date and expiring at 5:00 p.m. (Eastern Daylight Time) on the date which is forty-five (45) days from and after the Effective Date, provided Purchaser is not in default hereunder, Purchaser and Purchaser's Representatives shall, upon reasonable prior notice to Seller and subject to the rights of parties in possession, have full access during reasonable business hours to examine and inspect the Premises. Provided Purchaser is not in default hereunder, Purchaser and/or Purchaser's Representatives may make surveys, perform soil tests, environmental audits, engineering tests, and other investigations and tests as Purchaser in its reasonable discretion deems advisable (collectively, the "Inspection") and Seller grants to Purchaser and Purchaser's Representatives a non-exclusive license for such Inspection, subject to the terms and conditions set forth herein. Notwithstanding the foregoing, Purchaser shall not cause or permit any borings, drillings or samplings to be done or conducted on the Premises without the prior consent of Seller (such consent to be obtained from Jeff Pittman). Seller and its agents, employees or designated representatives shall have the right to accompany Purchaser and Purchaser's Representatives during any inspections, testing or other activity performed at the Premises in accordance with the terms and conditions of this Section 5. Neither Purchaser nor any of the Purchaser's Representatives shall interview, communicate with or otherwise contact any tenant or other occupant of the Premises prior to the Closing without notifying Seller no less than two (2) Business Days prior to such requested contact date and giving Seller or its agents, employees or designated representatives the opportunity to accompany Purchaser or Purchaser's Representative in each such instance.

(b) Seller acknowledges that part of the Inspection will include an examination and audit by Purchaser or Purchaser's accountants of the financial and operating statements of the Premises. Purchaser and its accountants shall be given access to such financial and operating statements for the purpose of conducting such examination and audit upon reasonable prior notice and during reasonable business hours at any time prior to and for six (6) months following the Closing Date. Seller agrees to execute or cause its accountant to execute and deliver to Purchaser or its accountants, if requested, an Audit Representation Letter in the form of Exhibit B attached hereto and made a part hereof in connection with any such audit. Seller's covenants contained in this Section 5(b) shall expressly survive the Closing hereunder. (c) The Inspection and all other due diligence activities shall be conducted by Purchaser at Purchaser's sole cost and expense. (d) Purchaser shall promptly repair any damage to the Premises resulting from the Inspection and shall promptly replace and refill any portion of the Premises used for any inspections or tests and shall promptly restore the Premises to the same condition that it existed in prior to the Inspection. (e) Purchaser and Purchaser's Representatives shall take reasonable precautions so that the Inspection shall cause minimum disruption to parties in possession and Seller's employees located on the Premises. (f) Purchaser shall (i) comply with all laws applicable to the Inspection and all other activities undertaken in connection therewith; and (ii) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Inspection, and the equipment, materials and substances generated, used or brought onto the Premises pose no threat to the safety or health of persons or the environment, and cause no damage to the Premises or other property of Seller, any of the tenants or other occupants of the Premises or any other persons. (g) Purchaser agrees to keep the Premises free of any lien or encumbrance, including, without limitation, liens for services, labor or materials furnished in connection with the Inspection, and to cause any such liens or encumbrances to be immediately removed. (h) Purchaser agrees to maintain or cause to be maintained, at Purchaser's expense, (i) a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering all indemnification obligations of Purchaser under Section 5(i) hereof, with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, (ii) automobile liability coverage, including owned and hired vehicles, with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and (iii) an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser and Purchaser's Representatives who perform actual work on the Premises on Purchaser's behalf, and Seller and Seller's Affiliates, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (x) Purchaser's and/or Purchaser's Representatives entry upon the Premises, (y) the Inspection, or (z) any and all other activities undertaken by Purchaser and/or Purchaser's Representatives. (i) Purchaser shall indemnify Seller and Seller's Affiliates and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with
(i) Purchaser's  and/or  Purchaser's  Representatives'  entry upon the Premises,
(ii) any Inspection conducted with respect to the Premises by Purchaser or Purchaser's Representatives, (iii) any liens or encumbrances filed or recorded against the Premises as a consequence of the Inspection or any and all other activities undertaken by Purchaser or Purchaser's Representatives, and/or (iv) any and all other activities undertaken by Purchaser or Purchaser's Representatives on the Premises. (j) If subsequent to its completion of the
Inspection pursuant to the terms of this Section 5, Purchaser determines to continue under the terms of this Agreement and complete the purchase of the Premises, Purchaser shall notify Seller and Escrow Agent in writing of its decision to continue under the terms of this Agreement (the "Notice of
Continuation") and deposit with Escrow Agent the Additional Deposit in accordance with the provisions of Section 4 herein. If Seller and Escrow Agent have not received the Notice of Continuation from Purchaser prior to the expiration of the Inspection Period, Purchaser shall be deemed to have terminated this Agreement under the terms of this Section 5 and Escrow Agent shall refund the Deposit and any interest earned thereon (subject to the terms of Section 36(d) hereof) to Purchaser, at which time this Agreement shall be deemed to be terminated and all parties hereto shall be relieved of further liability hereunder to the other parties, except for the Surviving Obligations. If Seller and Escrow Agent receive the Notice of Continuation prior to the expiration of the Inspection Period, Purchaser shall be deemed to have irrevocably and unconditionally waived and relinquished its right of cancellation, and the Deposit made by Purchaser, including any interest earned thereon, shall be nonrefundable and shall remain at Purchaser's risk pending the Closing, subject to Sections 8(e), 11, 14 and 15 hereof. (k) The provisions of
Section 5(d), (g), (i) and the Surviving Obligations shall survive the Closing or the sooner termination of this Agreement. 6. As-Is-Where-Is.

               Purchaser acknowledges that Purchaser will have the opportunity throughout the Inspection Period to inspect the Premises and become fully familiar with the physical condition, state of repair and all other physical, operational and other aspects of the Premises and shall determine and/or confirm to Purchaser's own satisfaction all aspects of the status and condition of the Premises. All such determinations shall be at the discretion of Purchaser and not as a result of any representation of Seller, Seller's Affiliates or their respective agents, representatives and employees, whether actual or implied. Purchaser acknowledges and agrees that at the Closing it will be accepting title to the Premises on an "as-is-where-is" basis, subject only to the representations and warranties set forth in Section 12(b) hereof. Purchaser agrees to rely wholly on its own inquiry and investigation to determine the merits, usefulness and suitability of the Premises, the financial condition of the Premises and the quality and extent of construction of the Buildings. Purchaser acknowledges and agrees that the Inspection Materials are being provided to Purchaser by Seller solely as a convenience to Purchaser in the performance of Purchaser's Inspection, and that Purchaser shall rely upon the Inspection Materials at its own risk, without recourse to Seller. In no event shall Seller have any obligation to make or effect any repairs or improvements to the Premises. This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the Effective Date, and
Purchaser acknowledges that neither Seller nor any of Seller's Affiliates, nor any of their respective agents, employees or representatives, has made any representations, or held out any inducements to Purchaser or to Purchaser's Representatives (other than those, if any, herein expressed). Seller shall not be liable or bound in any manner by any verbal or written information pertaining to the Premises' furnished by Seller or any of Seller's Affiliates, or their respective agents, employees, representatives, or by any real estate broker, including Brokers (as hereinafter defined). Purchaser acknowledges, represents and warrants that if Purchaser shall not have exercised its termination option prior to the expiration of the Inspection Period, and shall have thus elected to proceed to Closing, Purchaser shall have fully examined and inspected the Premises, including the construction, use and operation thereof and Purchaser shall have determined to its own satisfaction the status of and compliance with the Licenses (as hereinafter defined) and all governmental and quasi-governmental laws, ordinances and regulations applicable to the Premises, and Purchaser will have accepted and will be fully satisfied in all respects with the foregoing and with the physical condition, environmental condition, value, financing status, use, operation, tax and assessment status, income and expenses of the Premises. The delivery and acceptance of the Deed (as hereinafter defined) shall be a discharge of all of the respective obligations of Seller hereunder, except for those obligations as are expressly made to survive the delivery of the Deed pursuant to the terms of this Agreement and except for any obligations of Seller contained in the Seller's Documents.

7.      Adjustments to Purchase Price, Prorations and Apportionments.

(a) Except as otherwise set forth below, the following shall be prorated and apportioned between Seller and Purchaser as of midnight of the day preceding the Closing Date:

(i) real estate taxes for the year of Closing, but if the Closing occurs before the then current year's millage is fixed, and if the then current year's assessment is available, taxes shall be prorated based upon such assessment and the prior year's millage; and if the then current year's assessment is not available, then taxes will be prorated based upon the prior year's tax; any tax prorations based on the prior year's taxes, at the request of either Seller or Purchaser, shall be subsequently readjusted upon the receipt of the actual tax bills for the year in which Closing takes place for the Premises, if there is a variance between the total amount of the actual tax bills and the amount used for proration purposes;

(ii) prepaid rents and Additional Rents (as hereinafter defined) and other amounts payable by tenants, if, as and when received; provided, however, rents payable by tenants that are less than thirty (30) days past due shall be apportioned between Seller and Purchaser pursuant to this Section 7 as if such delinquent rents had been received; (iii) charges and payments under transferable Contracts (as hereinafter defined) or permitted renewals or replacements thereof; (iv) any prepaid items, including, without limitation, fees for any Licenses transferred to Purchaser at Closing and annual permit and inspection fees; (v) utilities, including, without limitation, water, sewer, telephone, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings; (vi) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Premises if same are assigned to Purchaser at Closing, which will be credited in their entirety to Seller; (vii) personal property taxes, if any, with respect to the Personal Property being transferred and assigned to Purchaser hereunder on the basis of the fiscal year for which assessed; (viii) Seller's share, if any, of all revenues from the operation of the Premises other than rents and Additional Rents (including, without limitation, parking charges, telephone booth and vending machine revenues), if, as and when received; (ix) taxes payable by Seller relating to operations of the Premises, including, without limitation, business and occupancy taxes and sales taxes, if any, but excluding income taxes measured by the income or receipts of Seller generally; and (x) such other items as are customarily apportioned between sellers and purchasers of shopping centers located in Florida. (b) In addition to the items to be apportioned in accordance with Section 7(a), at Closing, Purchaser shall reimburse Seller, in cash, for (i) all tenant improvement costs and expenses incurred by Seller for repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work performed to satisfy any tenant's requirements with respect to or in connection with any New Lease including, without limitation, any reimbursements paid to tenants in connection with any such work performed by the tenants (collectively, the "TI Expenditures") to the extent that such TI Expenditures have been paid by Seller as of the Closing Date and (ii) all leasing costs and expenses, including, without limitation, leasing commissions, incurred by Seller in connection with all New Leases (collectively, the "Leasing Expenditures") to the extent such Leasing Expenditures have been paid by Seller as of the Closing Date.

(c) If on the Closing Date any tenant is in arrears in the payment of rent or has not paid the rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any rents received by Purchaser or Seller from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods in the following order of priority: (A) first, to the month in which the Closing occurred with the appropriate amount being due and payable to Purchaser in accordance with the prorations between Seller and Purchaser under Section 7(a) hereof; (B) second, each post-Closing month for which such tenant is in arrears as of the date of receipt of such rent, and if rents or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party, and (C) third, to each pre-Closing month for which such tenant is in arrears as of the Closing Date. If any tenants are required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation rents or charges, cost of living increases or other charges of a similar nature (collectively, "Additional Rents") and any Additional Rents are collected by Purchaser from a tenant after the Closing Date, the Purchaser shall promptly pay to Seller out of the first such sums received from such tenant the amount of all Additional Rents which are due and payable by such tenant with respect to any period prior to the Closing Date (whether or not such Additional Rents first became due and payable on or after the Closing Date), less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof. Notwithstanding the foregoing or anything to the contrary contained herein, following the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect rent and Additional Rent arrearages owed to Seller by any tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any tenant (other than the commencement of a dispossessory, summary or eviction proceeding), and the delivery of the Lease Assignment shall not constitute a waiver by Seller of such rights. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such rents and Additional Rents, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including any rent or Additional Rent statements, receipted bills and copies of tenant checks used in payment of such rents or Additional Rents), the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such rents and Additional Rents by Seller; provided however, Purchaser shall in no event be required or obligated to commence legal actions or proceedings against any tenant for the purpose of collecting any delinquent rents. The provisions of this Section 7(c) shall survive the Closing. (d) If there is a water meter on the Premises, Seller shall furnish a reading to a date not more than ten (10) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. (e)
(i) If, on the Effective Date of this Agreement, the Premises or any part thereof shall be affected by any assessment or assessments which are or may become payable in installments, of which the first installment is now a charge or lien, or has been paid, then (A) Seller shall be obligated to pay all installments of any such assessment which are due and payable prior to the Closing Date, and (B) for the purposes of this Agreement, all the unpaid installments of any such assessment which are to become due and payable on or after the Closing Date shall not be deemed to be liens upon the Premises and the payment thereof shall be assumed by Purchaser without abatement of the Purchase Price.

      (ii) Seller shall pay, or will have paid, all special assessments and liens for public improvements or similar liens which are, as of the Closing Date, certified liens and Purchaser shall assume payment of all special assessments and liens or public improvements or similar liens which are, as of the Closing Date, pending liens, unless such special assessments are payable in installments in which case Seller shall be responsible for all installments accruing prior to the Closing Date and Purchaser shall be responsible for all of the installments accruing on or after the Closing Date.

(f) At Closing, Purchaser shall receive a credit against the Purchase Price in the aggregate amount of all security deposits paid by tenants of the Premises under the Leases and Purchaser shall thereafter assume all of Seller's obligations with respect to the security deposits so credited including the obligation to refund such security deposits to the tenants in accordance with the terms of their respective Leases.

8.      Closing.

(a) Closing Date and Place. The closing hereunder (the "Closing") shall take place at 10:00 a.m. (Eastern Standard Time) on or before the thirtieth (30th) day following the last day of the Inspection Period ("Closing Date") at the offices of Escrow Agent, time being of the essence, unless otherwise extended pursuant to Section 8(e) herein.

(b) Seller's Documents. At the Closing, Seller shall execute, acknowledge and/or deliver, as applicable, the following items to Purchaser (collectively, the "Seller's Documents"): (i) a special warranty deed (the "Deed") which shall be effective to vest in Purchaser marketable fee simple title to the Premises subject only to the Permitted Encumbrances (as hereinafter defined);

(ii) an Assignment and Assumption of Leases and Security Deposits (the "Lease Assignment") assigning without warranty or representation, except as expressly set forth therein, all of Seller's right, title and interest, if any, in and to the Leases, all guarantees thereof and the security deposits thereunder, if any;
(iii) an Assignment and Assumption of Contracts and Licenses (the "Contracts Assignment") assigning without warranty or representation, except as expressly set forth therein, and to the extent assignable or transferable, all of Seller's right, title and interest, if any, in and to (x) all of the licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental or quasi-governmental authority (collectively, the "Licenses"), and (ii) all purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements and service contracts relating to the operation of the Premises which Purchaser shall request in writing prior to Closing that Seller assign to Purchaser at Closing and which, notwithstanding the foregoing, shall include all contracts evidencing, respecting or relating to the TI Expenditures and the Leasing Expenditures (collectively the "Contracts"); (iv) a Bill of Sale ("Bill of Sale") conveying, transferring and selling to Purchaser without warranty or representation, except as expressly set forth therein, all right, title and interest of Seller in and to the Personal Property; (v) notices to the tenants of the Premises advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct; (vi) to the extent in Seller's possession, executed counterparts of all Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all security deposits paid by the tenants thereunder, if any; (vii) a copy of the resolutions of Seller, authorizing the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereunder and the execution and delivery of the Seller's Documents certified as true and correct by Seller; (viii) to the extent in Seller's possession and not already located at the Premises, keys to all entrance doors to, and equipment and utility rooms located in, the Premises; (ix) to the extent in Seller's possession and not already located at the Premises, originals and/or copies of all Licenses; (x) to the extent in Seller's possession, executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are being assigned by Seller; (xi) a "FIRPTA" affidavit attesting to facts pertaining to Seller's name, address, tax identification number and non-foreign status as required by Section 1445 of the Internal Revenue Code and regulations (in the event Seller is unable to deliver a FIRPTA affidavit, Seller and Purchaser agree Purchaser shall withhold and place in escrow with an escrow agent acceptable to Seller a certain percentage of the Purchase Price pending satisfaction by Seller of the requirements of FIRPTA); (xii) an affidavit stating that there have been no improvements to the Premises for the ninety (90) day period immediately preceding the Closing Date (other than work done by or on behalf of the Purchaser) or, if there have been any such improvements (other than work done by or on behalf of the Purchaser), that all lienors in connection with said improvements have been or will be paid in full when due except to the extent that any amounts due to any such lienors constitute TI Expenditures to be assumed by Purchaser at Closing; that there are no persons or entities in possession of all or any portion of the Premises except Seller and tenants in possession  pursuant  to recorded or  unrecorded  leases;  and that there are no unrecorded easements or agreements known to Seller affecting title to or relating to the Premises, except as otherwise set forth in the affidavit; (xiii) a closing statement (the "Closing Statement") reflecting all credits, prorations, apportionments and adjustments contemplated hereunder; (xiv) estoppel letters, if any, in the form of Exhibit C attached hereto and made a part hereof (the "Tenant Estoppels") from tenants of the Premises that Seller has used its best efforts to obtain; (xv) the letter or other written notification from Seller to Winn-Dixie evidencing the termination of the Winn-Dixie Lease as confirmed by Winn-Dixie; and (xvi) all other documents Seller is required to deliver pursuant to the provisions of this Agreement or to consummate the transactions contemplated hereunder. (c) Purchaser's Documents. At or prior to Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following items to Seller (collectively, the "Purchaser's Documents"):

(i)     the Purchase Price in accordance with Section 4 hereof;

(ii) the Closing Statement; (iii) the Lease Assignment; (iv) the Contracts Assignment;
(v) (a) copies of Purchaser's organizational documents and resolutions and/or consents authorizing Purchaser to purchase the Premises and to consummate the closing of the transactions contemplated hereunder and to execute and deliver the Purchaser's Documents, all certified as true and correct, and (b) such other partnership and/or corporate documentation as may be reasonably requested by the Title Company; (vi) any documents required to be obtained by the Title Company in connection with the Closing, including, without limitation, Schedule B,
Section I requirements to the issuance of the Title Policy, that are within the purview of Purchaser's responsibilities hereunder, or otherwise to comply with any state or federal law; and (vii) all other documents Purchaser is required to deliver pursuant to the provisions of this Agreement or to consummate the transactions contemplated hereunder. (d) Closing Expenses. At Closing, Seller shall pay all documentary stamp/transfer taxes required to be paid as to the Deed, up to $500.00 of the cost of the title examination necessary to prepare the Title Commitment (as hereinafter defined) and Seller's attorneys fees. Purchaser shall pay all costs of the Inspection and other due diligence activities of Purchaser, the cost to record the Deed, any costs of obtaining the Title Commitment in addition to title examination costs exceeding $500.00, the title insurance premiums for an owner's title insurance policy issued pursuant to the Title Commitment ("Title Policy"), the Survey (as hereinafter defined), and Purchaser's attorneys' fees.

(e) Conditions Precedent to Closing. Purchaser's obligation to close hereunder is subject to the satisfaction of each of the following conditions: (i) the representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing Date except to the extent that they relate only to an earlier date and subject to Seller's right to cure as hereinafter set forth. Purchaser shall promptly notify Seller in writing of any material breach of any representation or warranty of Seller upon discovery by Purchaser whereupon Seller shall have up to the Closing Date to cure such breach; and

(ii) Seller is able to obtain the termination of the Winn-Dixie Lease in accordance with the provisions of Section 26 thereof. If said condition precedent shall not have been satisfied in full prior to the Closing Date, Seller shall have the right, in its sole discretion, (a) to terminate this Agreement, whereupon Escrow Agent shall refund the Deposit to Purchaser, at which time this Agreement shall be deemed to be terminated and all parties hereto shall be relieved of further liability hereunder to the other parties, except for the Surviving Obligations, or (b) to extend the Closing Date to March 31, 1998 to allow further time for said condition precedent to be satisfied. If Seller shall elect to so extend the Closing Date as permitted hereinabove, and on the extended Closing Date said unsatisfied condition precedent shall remain unsatisfied, Purchaser shall have the right to terminate this Agreement by delivering written notice of such election to Seller and Escrow Agent, whereupon Escrow Agent shall refund to Purchaser the Deposit, at which time this Agreement shall be deemed to be terminated and all parties hereto shall be relieved of further liability hereunder to the other parties, except for the Surviving Obligations. 9. Operation of the Premises Prior to the Closing Date. Between the Effective Date and the Closing Date, Seller shall have the right to continue to operate and maintain the Premises in the usual and ordinary course of business consistent with past practices. In connection therewith:

(a) Seller may modify, extend, renew, cancel or permit the expiration of any Existing Lease or enter into any New Lease without Purchaser's prior consent at any time prior to the date which is forty (40) days from and after the Effective Date; provided, however, after such date Seller shall obtain Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied in writing within three (3) days of Purchaser's receipt of Seller's request for Purchaser's consent. If Purchaser fails to reply to
Seller's request for consent in a written notice given within the above-described time period, Purchaser's consent shall be deemed to have been granted. Seller shall furnish Purchaser with a copy of each instrument relating to any such action involving any Existing Lease or New Lease, regardless of whether Purchaser's consent is required pursuant to the terms hereof.

(b) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant therein prior to the Closing Date. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Premises or any part thereof by any tenant. The removal of a defaulting tenant (irrespective of the size of the applicable demised premises) whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser. Further, Purchaser agrees that it shall not be grounds for Purchaser's refusal to close this transaction that any tenant may be a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price. (c) Seller may cancel, terminate, modify, renew or permit the expiration or termination of any existing Contracts or enter into any new Contracts without Purchaser's prior consent in any such instance at any time prior to the date which is forty (40) days from and after the Effective Date; provided, however, after such date Seller shall obtain Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied in writing within three (3) days of Purchaser's receipt of Seller's request for Purchaser's consent. If Purchaser fails to reply to
Seller's request for consent in a written notice given within the above-described time period, Purchaser's consent shall be deemed to have been granted. Seller shall furnish Purchaser with a copy of each instrument relating to any such action involving any existing Contract or new Contract, regardless of whether Purchaser's consent is required pursuant to the terms hereof. (d) Seller shall keep in full force and effect all of the existing insurance policies respecting the Premises or policies providing similar coverage to the existing insurance policies. 10. Assumption of Liabilities.

               As further consideration for the conveyance of the Premises by Seller to Purchaser, at Closing, Purchaser shall assume all of the following obligations and liabilities associated with the Premises, and shall indemnify Seller and Seller's Affiliates for all loss, damage and liability at any time arising in connection therewith:

(a) all TI Expenditures and Leasing Expenditures to the extent that same are not otherwise reimbursed by Purchaser to Seller at Closing.

11.     Condition of Title.

(a) On or prior to the thirtieth (30th) day following the Effective Date, Purchaser shall obtain and provide Seller with a copy of a title insurance commitment (the "Title Commitment") agreeing to issue to Purchaser, upon recording of the Deed, an owner's title insurance policy on the form then in use in Florida in an amount equal to the Purchase Price, subject only to taxes for the year of Closing and subsequent years, pre-printed standard exceptions and the "Permitted Encumbrances" (as hereinafter defined). The cost of the Title Commitment shall be borne in accordance with the terms of Section 8(d) hereof.

(b) Purchaser shall have the right, (i) as to matters disclosed in the Title Commitment, not less than ten (10) days prior to the expiration of the Inspection Period, and (ii) as to matters disclosed in any such update to the Title Commitment, within three (3) days after Purchaser's receipt of such update (each, a "Purchaser's Title Notice"), to object in writing to any liens, encumbrances, and other matters reflected by the Title Commitment which Purchaser finds objectionable ("Objections"), if any. If no Purchaser's Title Notice is given within the time periods set forth above, all matters reflected by the Title Commitment, other than liens, shall be "Permitted Encumbrances." Purchaser hereby waives any right Purchaser may have to raise as an objection to title or as a ground for Purchaser's refusal to close this transaction, any New Title Matters which Purchaser does not list as an Objection in a timely delivered Purchaser's Title Notice, such New Title Matters thereafter being deemed to be Permitted Encumbrances. Seller shall notify Purchaser within three
(3) days of receipt of Purchaser's Title Notice as to whether Seller intends to remedy any or all of Purchaser's Objections, in which event Seller shall have up to the Closing Date to cure such Objections. If Seller has not notified Purchaser within three (3) days of receipt of Purchaser's Title Notice of its intent or if Seller elects not to cure all of the Objections or otherwise arrange for title insurance insuring against enforcement of such Objections against, or collection of same out of, the Premises, Purchaser shall have only the right (i) to terminate this Agreement by giving written notice thereof to Seller within five (5) days of the expiry of the reply period or receipt of Seller's election not to cure and upon such termination, to receive from Escrow Agent the return of the Deposit, neither party hereto thereafter having any further rights or obligations hereunder, except for the Surviving Obligations, including Purchaser's obligation to deliver to Seller the Inspection Materials pursuant to the terms of Section 36 hereof, or (ii) to waive the Objections and consummate the purchase of the Premises, without any abatement or reduction of the Purchase Price, subject to the Objections which shall be deemed to be
Permitted Encumbrances. Anything contained herein to the contrary notwithstanding, Seller shall (x) have no duty or obligation to commence or prosecute litigation in order to effect a cure of any title defect, and (y) have no obligation to pay any amounts for cure of any title defects, other than liens or judgments affecting the Premises that can be satisfied by the payment of money. (c) Purchaser may update the survey (the "Survey") delivered by Seller to Purchaser as part of the Inspection Materials. The cost of any update shall be borne by Purchaser. Purchaser shall notify Seller, in writing, (i) as to matters disclosed on the Survey which Purchaser finds objectionable, not less than ten
(10) days prior to the expiration of the Inspection Period and such objections shall be deemed Objections and dealt with as such in accordance with the provisions of Section 11(b) hereof. Purchaser agrees that the delivery of the Survey to Purchaser shall satisfy Seller's obligations with respect to any survey matters. It shall be Purchaser's responsibility to provide the Title Company with a copy of the Survey and any other certifications, affidavits or instruments which the Title Company may request or require in order to delete the standard survey exceptions in the Title Commitment. 12. Representations, Warranties, Covenants and Acknowledgments.

               Except as expressly set forth herein, Seller's delivery of the Inspection Materials to Purchaser shall in no way be deemed to be a representation or warranty by Seller to Purchaser as to any matter whatsoever and Seller shall have no liability of any kind or nature whatsoever to Purchaser for any damage to Purchaser which may result from Purchaser's reliance upon the contents of the Inspection Materials.

(a) Purchaser acknowledges and agrees that (i) the Inspection Materials delivered or made available to Purchaser and Purchaser's Representatives by Seller or Seller's Affiliates or any of their agents or representatives, may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's Affiliates; (ii) the Inspection Materials delivered or made available to Purchaser and Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, Purchaser; (iii) Purchaser is relying solely on its own investigations, examinations and inspections of the Premises and those of Purchaser's Representatives and is not relying in any way on the Inspection Materials furnished by Seller or any of Seller's Affiliates, or any of their agents or representatives beyond the representation and warranty of Seller regarding the Inspection Materials set forth below; and (iv) any further distribution of the Inspection Materials is subject to Section 36.

(b) Seller represents and warrants to Purchaser as follows:
(i) Seller has the full legal right, power and authority to execute and deliver this Agreement and all of Seller's Documents, to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under all of Seller's Documents;

(ii) This Agreement and Seller's Documents do not and will not contravene any provision of the organizational documents of Seller, any judgment, order, decree, writ or injunction issued against Seller, or any provision of any laws applicable to Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets are subject or bound and will not result in a violation of any laws applicable to Seller; (iii) To the actual knowledge of Seller, Seller has not received any written notices of any material claims against the Premises, any violation of any laws, ordinances or other governmental regulations applicable to the Premises, or any pending condemnation proceedings respecting any portion of the Premises; (iv) To the best of Seller's knowledge, all Inspection Materials representing the work product of Seller and/or any of Seller's Affiliates delivered to Purchaser hereunder shall be true and complete in all material respects; and (v) Seller has not disposed of or released any hazardous substances on the Premises, and to the best of Seller's actual knowledge, without independent investigation, no other party has disposed of or released any hazardous substances on the Premises in quantities in excess of, or in violation of, any law, rule or regulation governing same. For purposes of this Agreement, the term "hazardous substances" shall mean any of the substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., and in the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. ss. 2601 et seq., or any other federal, state, local or other governmental legislation, statute, law, code, rule, regulation or ordinance identified by its terms as pertaining to the disposal of hazardous substances. (c) Purchaser warrants and represents to Seller as follows:

(i) Purchaser is a duly formed and validly existing corporation organized under the laws of the State of Florida, and is and will continue to be qualified under the laws of the State of Florida to conduct business therein and in the State of Florida on the Effective Date and on the Closing Date;

(ii) Purchaser has the full legal right, power, authority and financial ability to execute and deliver this Agreement and all of Purchaser's Documents, to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under all of Purchaser's Documents;

(iii) This Agreement and Purchaser's Documents do not and will not contravene any provision of the organizational documents of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any laws applicable to Purchaser; and (iv) There are no pending actions, suits, proceedings or investigations to which Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby. (d) The representations and warranties of Purchaser and Seller set forth in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing for a period of six (6) months from the Closing Date.

13.     Remedies Upon Default of Purchaser.

               If Purchaser fails to perform any of its obligations under this Agreement, or is in default hereunder, Seller may terminate this Agreement by notice to Purchaser. If Seller elects to terminate this Agreement, then this Agreement shall be terminated and Escrow Agent shall pay to Seller the Deposit and all interest earned thereon, as full and agreed upon liquidated damages, in consideration for the execution of this Agreement and in full settlement of all claims whereupon the parties hereto shall be relieved of all obligations hereunder, except for the Surviving Obligations, it being agreed that the actual damages suffered by Seller shall be impossible to ascertain and the payment of the Deposit and all interest earned thereon (plus the Surviving Obligations) shall be the sole liability of Purchaser by reason of any default hereunder. Notwithstanding any of the foregoing to the contrary, in the event Purchaser fails to perform any of its obligations under this Agreement, or is in default hereunder, after Seller obtains the termination of the Winn-Dixie Lease, Seller may terminate this Agreement by notice to Purchaser and, in addition to receiving payment from Escrow Agent of the Deposit and all interest earned thereon, Purchaser shall immediately pay to Seller as additional charges a sum which, at the date of such termination, represents the present value (discounted at a rate equal to the then average rate for Moody's "AAA" rated corporate bonds) of the total rental payments that would have been due and payable from Winn-Dixie to Seller under the Winn-Dixie Lease for the full term of the Winn-Dixie Lease, including any extensions provided for thereunder, if Seller had not otherwise terminated the Winn-Dixie Lease pursuant to the terms of
Section 26 thereof. Except as set forth in this Section 13, Seller hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Purchaser's default hereunder or Purchaser's failure or refusal to perform its obligations hereunder.

14.     Remedies on Default of Seller.

               If for any reason Seller fails, neglects or refuses to perform its obligations under this Agreement, Purchaser may, as its sole remedies, either seek specific performance (provided that an action for specific performance is commenced within 90 days of the occurrence of the default by Seller) or elect to terminate this Agreement and (subject to the terms and conditions of Section 36 hereof) receive all monies and the Deposit paid to Escrow Agent pursuant to this Agreement, and any interest earned thereon, whereupon each of the parties shall be relieved of all further liability to the other hereunder, except for the Surviving Obligations. Purchaser agrees that the foregoing remedies shall be the sole and exclusive remedies available to Purchaser in the event of a default by Seller and Purchaser hereby waives any and all other rights, in equity or at law, which it might otherwise have against Seller (including, without limitation, the right to any consequential or other damages) in connection with any such default.

15.     Risk of Loss; Eminent Domain.

(a) If, prior to the Closing, all or any portion of the Buildings are damaged by fire, vandalism, acts of God or other casualty or cause, Seller shall promptly give Purchaser written notice of any such damage, together with Seller's estimate of the cost and period of repair and restoration. In any such event:
(i) in the case of damage to the Buildings of less than $250,000.00 and from a risk "fully covered" by Seller's insurance, Purchaser shall take the Buildings at the Closing as-is, together with the insurance proceeds or the right to receive the same and a credit against the Purchase Price for any deductible; or
(ii) in the case of either (1) damage to the Buildings of $250,000.00 or more, or (2) damage to the Buildings from a risk not covered by Seller's insurance, Purchaser shall have the option of (x) taking the Buildings at the Closing in accordance with item (i) above or (y) terminating this Agreement by delivering notice of its decision to Seller within fifteen (15) days of receipt of Seller's notice of any such damage. "Fully covered" for purposes of this Agreement shall mean that there are paid sufficient insurance proceeds, together with the amount of any applicable deductible, on account of the subject casualty to fully repair and restore the damaged portion of the Buildings to its pre-casualty condition. If pursuant to this Section 15(a), Purchaser is either obligated or elects to take the Buildings as-is together with the insurance proceeds or the right to receive the same Seller agrees to permit Purchaser to participate in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign to Purchaser at the Closing its rights to such insurance proceeds and will not settle any insurance claims or legal actions relating thereto without Purchaser's prior written consent.

(b) If, prior to Closing, all or any "significant" portion (as hereinafter defined) of the Premises is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon written notice to Seller given not later than fifteen (15) days after Purchaser's receipt of Seller's notice. If this Agreement is so terminated, the provisions of Section 15(c) shall apply. If Purchaser does not elect to so terminate this Agreement or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant") of the Premises is taken by eminent domain or condemnation, Purchaser shall proceed to Closing as provided in this Agreement without abatement of or adjustment to the Purchase Price and, at Closing, Seller shall assign and turn over all compensation and damages awarded or the right to receive same with respect to such taking, condemnation or eminent domain. A "significant portion" includes: any portion of the Buildings; a taking entitling any tenant of the Premises to abate rent or terminate their lease; the parking areas (to the extent the number of parking spaces is reduced below that which is legally required); or the predominant means of ingress thereto or egress therefrom. (c) If this Agreement is terminated pursuant to this Section 15, the Deposit and all interest earned thereon shall be delivered by Escrow Agent to Purchaser, subject, however, to Purchaser's obligation to return the Inspection Materials to Seller, and the parties hereto shall be released from all further obligations and liabilities hereunder, except for the Surviving Obligations. 16. Attorneys' Fees.

               In the event either party hereto shall default in the performance of any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs, charges and expenses of enforcement, including reasonable attorneys' and paralegal fees, which reasonable fees shall include attorneys' and paralegal fees incurred in any trial or appellate proceedings.

17.     Binding Effect.

               This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

18.     Governing Law.

               This Agreement shall be governed by and construed under and in accordance with the laws of the State of in which the Premises is located.

19.     Time of Essence.

               Time shall be deemed of the essence with respect to consummating the transactions contemplated under this Agreement on the Closing Date and with respect to all other obligations of Purchaser and Seller hereunder.

20.     Counterparts.

               This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

21. Agreement not to be Recorded.

               This Agreement shall not be recorded in the public records. Any attempts to record this instrument by or on behalf of Purchaser shall, at Seller's option, cause all of the effect of enforcement of any of its terms to become null and void, and same shall not constitute constructive notice of its existence or constitute a cloud on title. Purchaser hereby indemnities and exonerates Seller from all loss, claim, expense, liability, action or demand (including, but not limited to, reasonable counsel fees and expenses through and including all appellate proceedings) arising out of or in connection with the improper or unauthorized recordation of this Agreement or any memorandum or notice thereof or any reference hereto by Purchaser or any agent or representative of Purchaser in any recorded document.

22.     Waiver.

               Except as otherwise provided herein, the failure of Seller or Purchaser to insist upon or enforce any of their respective rights hereunder shall not constitute a waiver thereof.

23.     Construction.

               Each party hereto acknowledges that all parties hereto have participated equally in the drafting of this Agreement and that accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

24. Insertion of corrections or Modifications.

               Typewritten or handwritten provisions inserted in this Agreement or in the exhibits hereto (and initialed by the parties) shall control all printed provisions in conflict therewith.

25.     Captions.

               The captions used herein have been included for convenience of reference only and shall not be deemed to vary the content of this Agreement or limit the provisions or scope of any section or paragraph hereof.

26.     Pronouns.

               All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity may require.

27.     Severability.

               Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28.     Brokers.

               TMW Realty Services, Inc. ("TMW") is a licensed real estate broker in Florida and is representing the interests of Seller. Beacon Realty ("Beacon") is a licensed real estate broker in Florida and is representing the interests of Purchaser (TMW and Beacon are hereinafter collectively referred to as "Brokers"). If, and only if, Purchaser purchases the Premises from Seller pursuant to this Agreement, Seller shall pay at Closing to TMW and Beacon a sales commission pursuant to a separate written agreement. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except Brokers, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings, discussions or agreements with the indemnifying party; provided, however, that Purchaser shall not indemnify Seller against any claims of Brokers. The obligations and representations contained in this Section 28 shall survive the termination of this Agreement and the Closing.

29.     Assignment.

               This Agreement may not be assigned by Purchaser without the prior written consent of Seller. Notwithstanding the foregoing to the contrary, Purchaser may assign its rights under this Agreement on the Closing Date to any subsidiary of Regency Realty Corporation, provided that such assignee assume all obligations of Purchaser under the terms of this Agreement, with evidence of such assumption being provided to Seller.

30.     Merger.

               All prior statements, understandings, letters of intent, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between Seller and Purchaser in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. Except as otherwise expressly provided herein, all of Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

31.     Exhibits.

               All of the Exhibits annexed hereto are incorporated herein by reference and form a part of this Agreement.

32.     Use of the Word "Herein'.

               Use of the words "herein," "hereof," "hereunder" and any other words of similar import refer to this Agreement as a whole and not to any particular article, section or other paragraph of this Agreement unless specifically noted otherwise in this Agreement.

33.     Date of Performance.

               If the date of the performance of any term, provision or condition of this Agreement shall happen to fall on a Saturday, Sunday or other non-business day, the date for the performance of such term, provision or condition shall be extended to the next succeeding business day immediately thereafter occurring.

34.     Third Parties.

               This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

35. Acceptance of the Deed.

               The delivery by Seller and the acceptance by Purchaser of the Deed, and the delivery and acceptance by the parties of the Seller's Documents and the Purchaser's Documents, shall be deemed to be the full performance and discharge of every agreement, obligation, and covenant, guaranty, representation, or warranty on the part of Seller and Purchaser, respectively, to be performed pursuant to the provisions of this Agreement in respect of the Premises, except for those paragraphs or sections specifically stated to survive the Closing and except for the obligations of Purchaser under the Purchaser's Documents. Certain provisions of this Agreement, as expressly provided herein, shall survive Closing or termination. This Section shall survive the Closing.

36.     Property Information and Confidentiality.

(a) Purchaser expressly acknowledges and agrees that all Inspection Materials are confidential in nature and thus shall be kept in strict confidence. Purchaser shall not use or allow the use, directly or indirectly, for any purpose, other than evaluating the Premises, of or otherwise disclose, except to Purchaser's Representatives, any of the Inspection Materials or notes, summaries or other materials derived by Purchaser, Purchaser's Representatives, or their respective agents or representatives, from the Inspection Materials, without the prior written consent of Seller. Moreover, Purchaser agrees that, prior to the Closing, the Inspection Materials will be transmitted only to Purchaser's Representatives who need to know the Inspection Materials for the purpose of evaluating the Premises and who are informed by the Purchaser of the confidential nature of the Inspection Materials.

(b) Purchaser and Seller, for the benefit of each other, hereby agree that between the Effective Date and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 36(a), with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with any laws applicable to such party, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. (c) Purchaser shall indemnify and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with a breach by Purchaser or Purchaser's Representatives of the provisions of this Section 36. (d) In the event this Agreement shall be terminated for any reason, including, without limitation, Purchaser's exercise of its termination option set forth in Section 5 hereof or pursuant to Sections 8(e), 11, 14 or 15 hereof, the return of a portion of the Deposit equal to $5,000.00 to Purchaser is expressly conditioned upon Purchaser's having first delivered to Seller all originals and copies of all Inspection Materials in the possession of Purchaser, Purchaser's Representatives, and their respective employees, consultants, agents and representatives. (e) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable
relief,   including,   without   limitation,   injunctive   relief  or  specific
performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 36 and the last sentence of Section 5(a) hereof. (f) The terms and conditions of this Agreement and the transactions contemplated hereby are confidential and shall not be communicated or otherwise provided to third parties (other than the respective legal counsel, employees and financial advisors) by any party hereto, or its agents or employees, without the prior written consent of the other party. (g) The obligations and covenants of Purchaser under this Section 36 shall survive any termination of this Agreement prior to Closing hereunder. 37. Notices.

               All notices, elections, consents, approvals, demands, objections, requests or other communications (collectively, "Notices") which Seller or Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (a) first class U.S. certified mail, return receipt requested, with postage prepaid, or (b) telecopier (with receipt confirmed), or (c) express mail or courier (next day delivery), addressed to the respective party at the address for each first set forth above. Seller or Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other in the manner provided in this Section 37. A notice or other communication shall be deemed to have been properly sent and given when delivered in compliance with the provisions of this Section. If sent by certified mail, a Notice shall be deemed received on the third business day following the date it is deposited in the U.S. mail. If sent by telecopier, express mail, courier or personal delivery, a Notice shall be deemed received on the date it is received by the other party

38.     No Modification.

               This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and it supersedes all prior understandings or agreements between the parties as to the subject matter hereof. No term or provision of this Agreement may be changed or waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

39.     Waiver of Claims Against Seller's Affiliates.

               Purchaser agrees that it does not have and will not have any claims or causes of action against any of Seller's Affiliates arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 39, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this
Section 39 shall survive the termination of this Agreement and the Closing.

40.     Radon Gas.

               Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

               IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be executed, on the date first above written.

                                     SELLER:


                                  METEOR INDUSTRIEBETEILIGUNGSGESELLSCHAFT mbH


                                    By:________________________________________
                                         Name:_________________________________
                                         Title:________________________________



                                   PURCHASER:


                                  RRC ACQUISITIONS, INC., a Florida corporation

                                   By:________________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                     Attest:____________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                LIST OF EXHIBITS




Exhibit A             Land Description
Exhibit B             Audit Representation Letter
Exhibit C             Tenant Estoppel Letter